Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106, and No. 333-73092) of infoUSA Inc. of our report, dated June 28, 2007, relating to the financial statements and supplemental schedule of infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2006 annual report on Form 11-K of infoUSA Inc.
/s/ KPMG LLP

Omaha, Nebraska
June 28, 2007